EXHIBIT 99.1

Contact at 214/432-2000

Michael R. Haack President and CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President
News For Immediate Release

EAGLE MATERIALS PROVIDES BUSINESS UPDATE

DALLAS, TX (April 13, 2020): Eagle Materials Inc. (NYSE: EXP) today announced business updates related to the COVID-19 pandemic.

In recent weeks, we have seen the effects of the COVID-19 pandemic continue to grow and evolve. Eagle’s primary manufacturing facilities span across the US heartland in areas where construction has generally been deemed essential by government authorities. We intend to continue operations as an essential business and deliver quality products to our customers. Although market conditions for our construction materials have been robust in this environment, there is obvious uncertainty about the level of mid-term demand sustainability. Accordingly, we have taken actions to both protect our employees, focus on business continuity and improve our financial flexibility. The following are updates with respect to these actions.

Update on Health and Safety Protocols

We have implemented enhanced health and safety protocols to safeguard our employees who perform jobs that must be done in our facilities or at our customers’ job sites. We have proactively undertaken an expanding number of initiatives since early March in an effort to reduce the spread of the virus and limit our employees’ potential exposure, including implementing policies and practices that are consistent with or exceed CDC and government guidelines, restricting visitor access to facilities, enforcing social distancing protocols and undertaking additional, rigorous facility-cleaning procedures.

Update on Planned Separation of Heavy and Light Materials Businesses

Today’s market conditions caused by the COVID-19 pandemic have affected the Company’s previously announced timeline to separate its heavy (cement, aggregates and concrete) and light-side (gypsum wallboard and paperboard) businesses.

Eagle Materials remains committed to the separation and reaffirms that the strategic rationale for the separation is unchanged, although the timing for the expected completion of the separation has become uncertain. The Company continues its preparation to ensure that the two businesses are well-positioned for the separation when the markets recover.

Update on Actions to Further Improve Financial Stability

Given the current uncertainties surrounding the economic environment, the Company is taking prudent and precautionary actions to maintain its financial flexibility. We recently took several actions to reduce our spending and maximize free cash flow, including limiting capital spending to critical maintenance, safety and regulatory projects and managing the timing and duration of our maintenance programs. We also amended our bank credit facility and term loan to extend the maturity to August 2022 from August 2021 and increased the leverage ratio requirement to 4.5x debt-to-EBITDA with no step downs through the maturity date. We are also well-positioned to manage expenses in the face of potential demand impacts from COVID-19 given that a majority of our cost of goods sold is variable in nature.

At March 31, 2020, we had total liquidity of approximately $295 million ($115 million of cash on hand plus $180 million of bank revolver availability) with no near-term debt maturities. Our liquidity position will be further enhanced by the recently enacted CARES Act which will enable us to utilize the tax asset generated by the Kosmos acquisition and carry it back to recover taxes paid in prior years at higher tax rates. We anticipate that this modified NOL treatment will generate a tax refund of approximately $100 million.

Additionally, the Company’s priority for our free cash flow will be on debt reduction. The Company will pay its dividend declared on February 10, 2020 and payable on May 8, 2020 to shareholders of record on April 13, 2020. Future quarterly cash dividends will be suspended for Eagle Materials.

Michael Haack, President and CEO, commented: “As our nation reacts to COVID-19 and the large-scale effort to contain it, we remain focused on navigating the crisis, keeping our employees and their families healthy, serving our customers as an essential business, and protecting the financial stability of Eagle during these uncertain times. These steps are part of a broad array of internal actions we are taking to manage our cash flow and to be prepared in light of these conditions. Just as we entered this environment in a strong financial position, we are taking immediate actions to reduce expenses and manage liquidity so we can maintain strong financial footing as we move forward beyond it.”

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard and Recycled Gypsum Paperboard, and Concrete, Sand and Aggregates from more than 75 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in or changes in the nature of activity in the oil and gas industry, including fluctuations in the level of fracturing activities and the demand for frac sand and changes in processes or substitutions in materials used in well fracturing; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. With respect to our acquisition of certain assets from Kosmos Cement Company, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in such forward-looking statements include, but are not limited to, failure to realize expected synergies from or other benefits of the transaction, possible negative effects resulting from consummation of the transaction, significant transaction or ownership transition costs, unknown liabilities or other adverse developments affecting the assets acquired and the target business, including the effect on the target business of the same or similar factors discussed above to which our Heavy Materials business is subject. Finally, the proposed separation of our Heavy Materials and Light Materials businesses into two independent, publicly traded corporations is subject to various risks and uncertainties, and may not be completed on the terms or timeline currently contemplated, or at all. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

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